Exhibit 4.2

INCORPORATED UNDER THE LAWS OF PENNSYLVANIA

NUMBER ------1------

SHARES ----50,000----

THE PNC FINANCIAL SERVICES GROUP, INC.
FIXED-TO-FLOATING NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES K

This Certifies that PNC BANK, NATIONAL ASSOCIATION is the registered holder of Fifty Thousand (50,000)---------------------------------- Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 21st day of May A.D. 20 08

/s/ George P. Long III
Secretary/Assistant Secretary

/s/ Lisa Kovac
President/Vice-President

© GOES 722
All Rights Reserved

For Value Received,                  hereby sell, assign and transfer

unto

                                                                                       Shares

represented by the within Certificate, and do hereby

irrevocably constitute and appoint

                                                                                   Attorney

to transfer the said Stock on the books of the within named

Corporation with full power of substitution in the premises.

        Dated                              , 20        .

                            In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.